       As filed with the Securities and Exchange Commission on August 4, 1998

                         Registration No. 333- ___________
-------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                     --------------------------------------------

                                      FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    --------------------------------------------

                                 TECH SQUARED INC.
               (Exact Name of Registrant as Specified in its Charter)

           MINNESOTA                                    41-1591872
-------------------------------              ---------------------------------
(State or Other Jurisdiction of              (IRS Employer Identification No.)
  Incorporation or Organization)


                               5198 West 76th Street
                              Edina, Minnesota  55439
                                   (612) 832-5622
                     --------------------------------------------
                      (Address of Principal Executive Offices)

                       TECH SQUARED INC. 1995 STOCK OPTION PLAN
                     --------------------------------------------
                              (Full Title of the Plan)

                                  Joel A. Ronning
                               5198 West 76th Street
                              Edina, Minnesota  55439
                                   (612) 832-5622

                    --------------------------------------------
             (Name, Address, and Telephone Number of Agent for Service)

                                     Copies to:

                              Michael W. Schley, Esq.
                       Larkin, Hoffman, Daly & Lindgren, Ltd.
                           1500 Norwest Financial Center
                              7900 Xerxes Avenue South
                            Bloomington, Minnesota 55431
                                   (612) 835-3800

                          CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                        Amount to be      Proposed Maximum Offering        Proposed Maximum            Amount of
 Title of Securities to be Registered    Registered          Price Per Share (1)        Aggregate Offering Price    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common stock (no par value)                396,000                  $4.84                      $1,916,640               $565.41
-------------------------------------------------------------------------- ---------------------------------------------------------
Common stock (no par value)(2)             425,000                  $4.84                      $2,057,000               $606.81
------------------------------------------------------------------------------------------------------------------------------------
Total                                      821,000                   N/A                          N/A                  $1,172.22
------------------------------------------------------------------------------------------------------------------------------------
SEE FOOTNOTES ON NEXT PAGE.

--------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h) and (c), the proposed maximum offering price per share, $4.84, was estimated based on the average of the bid and asked prices of the registrant's common stock as reported in the local over-the-counter market on July 28, 1998.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein, to the extent such interests may be deemed securities. No additional fee is payable for the registration of such interests.

(2) Represents shares of Common Stock issuable to affiliates of the Registrant upon exercise of options and which are being registered for resale by the holders thereof.

                                     INTRODUCTION

   Tech Squared Inc. (the "Registrant") hereby registers the sale of up to 396,000 shares of its Common Stock, no par value. Such shares may be issued upon the exercise of stock options granted to employees, non-employee directors, consultants and independent contractors of the Registrant pursuant to incentive and non-incentive stock option agreements. The purpose of the Registrant's issuance of stock options is to aid the Registrant in attracting and retaining certain employees, non-employee members of the Board of Directors and consultants by enabling the acquisition of a financial interest in the Registrant through the issuance of shares with respect to his or her services as an employee, non-employee member of the Board of Directors or consultant. All of the shares of common stock issuable upon exercise of options issued and outstanding under the Tech Squared Inc. 1995 Stock Option Plan (the "Plan") are held by employees or former employees of the Registrant or permitted transferees. The Registrant hereby registers those shares of its Common Stock issuable pursuant to the Plan: (i) upon exercise of options, whenever granted, which were granted to its employees with a starting date of employment between January 1, 1996 and June 30, 1996; (ii) upon exercise of options held by one employee whose hiring date was prior to January 1, 1996, but whose shares have not been registered; and (iii) upon exercise of options, whenever granted, which were granted to two employees whose hiring date was not between January 1, 1996 and June 30, 1996, but whose employment agreements (as filed herewith) provide for the registration of their shares. The Registrant may file another Registration Statement covering shares issuable upon exercise of options granted pursuant to the Plan to its employees with a starting date of employment which were (or are) as of dates later than such date. Additionally, the Registrant hereby also registers for resale those shares of its Common Stock issuable upon exercise of options included in (i), (ii) or (iii), above, which options are held by affiliates of the Registrant.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


   The Registrant incorporates herein the following documents filed with the Securities and Exchange Commission (the "Commission") and makes them a part hereof by reference:


       (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997;


       (b) The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1998;


       (c) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 10-SB, registering the Registrant's Common Stock under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description; and


       (d) The Registrant's definitive proxy statement dated April 30, 1998, filed pursuant to Section 14 of the Securities Exchange Act in connection with the annual meeting of stockholders held June 5, 1998.


   All reports and other documents subsequently filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

   Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   As permitted by the Minnesota Business Corporation Act, the Registrant's Restated Articles of Incorporation eliminate the liability of the Registrant's directors for monetary damages arising from any breach of fiduciary duty as a member of the Registrant's Board of Directors (except as expressly prohibited by Minnesota Statutes, Section 302A.521, subd. 4). Article VII of the Registrant's Restated Articles of Incorporation provides as follows:


     No directors of this corporation shall be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director; provided, however, that this Article VII shall not limit or eliminate the liability of a director to the extent provided by applicable law for (i) breach of a director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) violations of Section 302A.559 or 80A.23 of the Minnesota Statutes; (iv) any transaction from which a director derived any improper personal benefit; or (iv) any act or omission occurring prior to the date when this provision becomes effective.

     The provisions of this Article VII shall not be deemed to limit or preclude indemnification of a director by this corporation for any liability of a director which has not been eliminated by the provisions of this Article VII.

     If the Minnesota Statutes hereinafter are amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation in addition to what is provided herein, shall be further eliminated or limited to the fullest extent permitted by the Minnesota Statutes as so amended.

     Any amended or repeal of this Article VII shall be prospective only and shall not adversely affect any limitation of the personal liability of a director of the corporation existing at the time or such repeal or limitation.

   Section 302A.521 of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including reasonable expenses, if such person: (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and
(5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer, employee or agent of the Company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification shall be made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board of Directors, by special legal counsel, by the shareholders or by a court.

   Article VI of the Registrant's Bylaws set forth the rights of directors, officers and employees of the Registrant to indemnification and the procedures related thereto. In addition, the Bylaws provide that the right of such persons to indemnification shall not be exclusive of any other right of indemnification of such person, authorize the Registrant to obtain directors and officer's liability insurance and authorize the Registrant to enter into indemnification agreements with its directors.

   The Registrant maintains a policy of directors and officers liability insurance which reimburses the Registrant for expenses which may be incurred in conjunction with the foregoing indemnity provision.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8.  EXHIBITS.

    4.1 Articles of Merger of MacUSA and Jaguar Newco Inc. effective May 9, 1995 (incorporated herein as Exhibit No. 2.1 in (1) below).
    4.2 Amendment to Articles of Incorporation of the Registrant effective May 9, 1995 (incorporated herein as Exhibit No. 3.1 in (2) below).
    4.3 Amendment to Articles of Incorporation of the Registrant effective July 11, 1995 (incorporated herein as Exhibit No. 3.1 in (3) below).
    4.4   Bylaws of the Registrant (incorporated herein as Exhibit No. 3.2 in
          (3) below).
    4.5 Amendment to Bylaws of the Registrant effective December 7, 1995 (incorporated herein as Exhibit No. 3.3 in (1) below).
    4.6   Form of Common Stock Certificate (incorporated herein as Exhibit No.
          4.6 in (5) below).
    4.7 Tech Squared Inc. 1995 Stock Option Plan, as amended (incorporated herein as Exhibit 10.2 in (4) below).
    4.8 Amendment to Tech Squared Inc. 1995 Stock Option Plan effective July 25, 1997 (incorporated herein as Exhibit No. 4.8 in (5) below).
    4.9   Form of Non-Statutory Stock Option Agreement (incorporated herein as
          Exhibit 10.3 in (4) below).
    4.10  Form of Incentive Stock Option Agreement (incorporated herein as
          Exhibit 10.4 in (4) below).
    4.11 Amendment to Tech Squared Inc. 1995 Stock Option Plan effective July 10, 1998 (filed herewith).
    5.1   Opinion of Larkin, Hoffman, Daly & Lindgren, Ltd. (filed herewith).
   10.55 Termination Rights Agreement and attachment thereto with Richard Apple dated July 13, 1998 (filed herewith).
   10.56 Letter Agreement and attachment thereto with Rick Apple dated July 10, 1998 (filed herewith).
   10.57 Letter Agreement with Jeff Abramovitz dated July 10, 1998 (filed herewith).
   10.58 Letter Agreement with Jeff Abramovitz dated July 16, 1998 (filed herewith).
   23.1   Consent of Independent Public Accountants (filed herewith).
   23.2   Consent of Larkin, Hoffman, Daly & Lindgren, Ltd. (included in
          Exhibit 5.1 to this registration statement).
-------------------------------------------------------------------------------
(1) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1995.

(2)  The Registrant's Current Report on Form 8-K filed May 1995.

(3) The Registrant's Report on Form 10-KSB for the Transition Period from June 1, 1994 to December 31, 1994.

(4) The Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 1996.

(5)  The Registrant's Form S-8 (333-46971) filed February 27, 1998.

ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

   Provided, however, that Paragraphs (a)(1)(a) and (a)(1)(b) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on July 29, 1998.


                                        TECH SQUARED INC.


                                        By:  /s/ Richard J. Apple
                                             ---------------------------------
                                             Richard J. Apple
                                             Its: Chief Executive Officer
                                                 (Principal Executive Officer)

                                  POWER OF ATTORNEY

   The officers and directors of Tech Squared Inc., whose signatures appear below, hereby constitute and appoint Joel A. Ronning and Richard J. Apple, and each of them (with full power to each of them to act alone) their true and lawful attorneys-in-fact to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement of Tech Squared Inc., and each of the undersigned does hereby ratify and confirm all that said attorneys shall do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


 /s/ Joel A. Ronning           Chairman                           July 30 , 1998
---------------------------
 Joel A. Ronning

 /s/ Richard J. Apple          Chief Executive Officer            July 29 , 1998
---------------------------
  Richard J. Apple             (Principal Executive Officer)

 /s/ Chuck Reese               President, Chief Operating         July 30 , 1998
---------------------------
 Chuck Reese                   Officer and Director

 /s/ Jeffrey L. Abramovitz     Chief Financial Officer            July 30 , 1998
---------------------------    and Corporate
 Jeffrey L. Abramovitz         Secretary (Principal
                               Accounting and Financial
                               Officer)

 /s/ Richard Runbeck           Director                           July 30 , 1998
---------------------------
 Richard Runbeck

                                  TECH SQUARED INC.

                                  INDEX TO EXHIBITS

                    FILED WITH REGISTRATION STATEMENT ON FORM S-8

                       TECH SQUARED INC. 1995 STOCK OPTION PLAN



Exhibit No.                          Description
-----------                          -----------
  4.11 Amendment to Tech Squared Inc. 1995 Stock Option Plan effective July 10, 1998

  5.1        Opinion of Larkin, Hoffman, Daly & Lindgren, Ltd.

 10.55 Termination Rights Agreement and attachment thereto dated July 13, 1998 between Tech Squared Inc. and Richard Apple

 10.56       Letter Agreement and attachment thereto with Rick Apple dated
             July 10, 1998

 10.57       Letter Agreement with Jeff Abramovitz dated July 10, 1998

 10.58       Letter Agreement with Jeff Abramovitz dated July 16, 1998

 23.1        Consent of Independent Public Accountants

 23.2        Consent of Larkin, Hoffman, Daly & Lindgren, Ltd. is contained in
             Exhibit 5.1 to this Registration Statement


                                         E-1